Exhibit 99.1

SUNTERRA CORPORATION

REPORTS STRONG FINANCIAL RESULTS,

CHANGE OF FISCAL YEAR

LAS VEGAS, August 2, 2004/PR Newswire-FirstCall —— Sunterra Corporation (NASDAQ NM: SNRR) today reported net income of $7.7 million for the quarter ended June 30, 2004, up 48 percent from net income of $5.2 million for the prior-year period. Excluding $1.4 million of one-time gains from the sale of assets, net income for the current-year quarter rose 24 percent, to $6.3 million.

Sunterra also announced that, to more meaningfully indicate the Company’s strategic, operational and financial performance, better manage its operating costs, and more cost-effectively comply with new regulatory requirements, it will adopt an October to September fiscal year, effective as of the end of the current quarter on September 30, 2004.

Nicholas J. Benson, Sunterra’s President and Chief Executive Officer, said: “We are pleased to report another quarter of year-over-year growth in Vacation Interest revenues and net income. Our business has continued to improve as travelers become more aware of the value that vacation ownership brings to their holidays. Notwithstanding this overall improvement, however, we remain focused on the challenges posed by a tough European marketplace and expense pressures associated with our continued growth.”

In addition to the year-over-year growth in net income, Sunterra reported that:

•	Domestic operations produced second quarter segment net income (excluding the above mentioned gains on sales of assets) of $3.6 million – an increase of $2.8 million over the corresponding 2003 figure. This was driven by a 41 percent increase in Vacation Interest revenues, reflective of strong organic growth in existing sales centers, augmented by the recently acquired Epic properties and offsite sales locations in San Diego and Boston, sales management changes and ongoing training initiatives. The results also include favorable settlement of a long-standing sales tax dispute with the state of Hawaii, offset by non-recurring costs associated with the rollout of the points-based trust and initial registrations of certain Vacation Interests;

•	Results of the Company’s European operations were impacted by continued and widespread discounting in the European travel and leisure markets, with segment net income for the second quarter 2004 of $2.7 million versus $4.2 million in the year-ago period.

•	The “One World, One Club” global points-based product is operational and in active sales;

•	The Company’s acquisition of Embassy Vacation Resorts® Ka’anapali was completed in July;

•	In July 2004, Sunterra was added to the Russell 3000 index.

CHANGE IN FISCAL YEAR

The Company’s Board of Directors has voted to change the Company’s fiscal year end from December 31 to September 30. The change will become effective October 1, 2004, with the Company’s 2005 fiscal year set to begin on that date and to end on September

30, 2005. Financial information for what will now be the nine-month transition period ending September 30, 2004 will be presented in the Company’s Form 10-KT for the period then ended.

“Adopting a September 30 fiscal year makes a great deal of sense,” said Mr. Benson, “It will provide greater transparency on the performance of our business, better align our financial reporting with our business cycle, help us manage our operating costs, and allow us to meet new regulatory requirements in a cost-effective manner.”

Specifically:

•	The summer months represent the peak travel period for many families, and this pattern is clearly reflected in the Company’s financial results. Historically, the three-month period ending September 30 has produced larger volumes and profitability for the Company than any other quarter. As such, the change in the Company’s fiscal year will more clearly indicate the degree of success achieved by that year’s business initiatives.

•	The change in fiscal year will move the Company’s annual audit into a non-peak period, helping the Company maximize the use of management resources and control the growth of professional fees.

•	The change will also reduce general and administrative expenses as the Company is in the midst of extensive systems process improvement initiatives and would otherwise be required to document the old processes to comply with Section 404 of the Sarbanes-Oxley Act, only to have that documentation become obsolete within a few months.

Accompanying this press release are tables that provide details on the Company’s operations, cash flows and financial position, as well as certain reconciliations required by the SEC. All references in this release and the attached tables to “Adjusted net income (loss)” and “Adjusted EBITDA” are references to a non-GAAP financial measure, as defined under SEC rules. Management believes that the use of this measure allows investors and stakeholders to analyze and compare the Company’s performance in a more meaningful and consistent manner. See the attached table 5 for a reconciliation of Adjusted net income (loss) and Adjusted EBITDA to the most directly comparable GAAP measure.

INVESTOR CONFERENCE CALL

Sunterra will host a conference call August 2, 2004, at 5:00 p.m. Eastern time. Investors may access the call live by dialing 1-800-611-1148 and entering Access Code 737602. For those not able to participate in the live call, a replay will be available from approximately 9 p.m. August 2 through 11:59 p.m. August 9 at 1-800-475-6701 using the Access Code 737602.

♦♦♦

Sunterra is one of the world’s largest vacation ownership companies with more than 300,000 owner member families and 94 affiliated resort locations throughout the continental United States and Hawaii, Canada, Europe, the Caribbean and Mexico. Sunterra press releases as well as additional news and information on the Company can be found at www.sunterra.com.

♦♦♦

Statements about future results made in this release, and the statements attached hereto, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on current expectations and the current economic environment. The Company cautions that these statements are not guarantees of future performance. Actual results may differ materially from those expressed or implied in the forward-looking statements. Important assumptions and other important factors that could cause actual results to differ materially include those specified in the Company’s Annual Report on Form 10-K under the heading “Risk Factors.”

INVESTOR CONTACT:

Bryan D. Coy

702-304-7005

investorrelations@sunterra.com

Sunterra Corporation and Subsidiaries

SUMMARY DATA SHEET

(Amounts in thousands, except per share data)

Income Statement Items

Three Months ended June 30,	2004	2003	$ Change	% Change
Vacation Interest revenues	$70,241	$55,429	14,812	26.7
Total revenues	$95,267	$79,885	15,382	19.3
Adjusted EBITDA [1]	$15,055	$15,417	(362)	(2.3)
Adjusted net income [1]	$6,312	$5,096	1,216	23.9
Net income	$7,670	$5,184	2,486	48.0
Common shares outstanding (basic)	20,000	20,000
Adjusted EBITDA [1] per share (basic)	$0.75	$0.77
Adjusted net income [1] per share (basic)	$0.32	$0.25
Net income per share (basic)	$0.38	$0.26

Six Months ended June 30,	2004	2003	$ Change	% Change
Vacation Interest revenues	$122,576	$96,226	26,350	27.4
Total revenues	$171,358	$143,633	27,725	19.3
Adjusted EBITDA [1]	$22,778	$20,458	2,320	11.3
Adjusted net income (loss) [1]	$3,865	$(1,478)	5,343	*
Net income (loss)	$8,367	$(1,496)	9,863	*
Common shares outstanding (basic)	20,000	20,000
Adjusted EBITDA [1] per share (basic)	$1.14	$1.02
Adjusted net income (loss)[1] per share (basic)	$0.19	$(0.07)
Net income (loss) per share (basic)	$0.42	$(0.07)

Balance Sheet Items as of	6/30/2004	3/31/2004	12/31/2003	6/30/2003
Unrestricted cash and cash equivalents	$22,570	$18,465	$21,305	$15,425
Mortgages and contracts receivable, net	230,292	230,236	182,822	174,706
Unsold Vacation Interests, net	128,098	139,614	136,599	127,099
Goodwill and intangible assets	64,796	64,688	62,811	155,248

Notes payable	297,031	306,279	248,926	225,878
Accounts payable and accrued liabilities	99,139	122,279	106,727	104,798
Deferred revenues	96,576	103,855	94,822	101,271
Stockholders’ equity	213,650	207,005	203,578	284,912

Cash Flow Items	Three Months June 30,		Six Months June 30,
	2004	2003	2004	2003
Net cash provided by operating activities	$1,517	$4,012	$5,631	$2,380
Net cash provided by (used in) investing activities	12,381	(1,820)	(47,821)	7,209
Net cash (used in) provided by financing activities	(9,408)	(2,256)	44,608	(17,597)

[1]	See table 5 for the underlying reconciliation of this non-GAAP financial measure to the most directly comparable GAAP measure.

*	Not meaningful.

Sunterra Corporation and Subsidiaries

Consolidated Statements of Operations

Three and Six Months Ended June 30, 2004 and 2003

(Amounts in thousands, except per share data)

(Unaudited)

	3 MONTHS ENDED JUNE 30,		6 MONTHS ENDED JUNE 30,
	2004	2003	2004	2003
REVENUES

Vacation Interest	$70,241	$55,429	$122,576	$96,226
Resort rental	4,594	4,628	8,978	8,551
Management services	6,196	7,806	14,371	15,358
Interest	7,104	6,780	14,024	13,269
Other	7,132	5,242	11,409	10,229

Total revenues	95,267	79,885	171,358	143,633

COSTS AND OPERATING EXPENSES

Vacation Interest cost of sales	13,651	10,169	24,395	17,872
Advertising, sales and marketing	40,884	30,295	72,718	55,969
Vacation Interest carrying costs	5,612	5,467	11,532	9,763
Provision for doubtful accounts and loan losses	2,847	1,196	5,433	1,978
Loan portfolio	1,514	2,265	2,849	5,084
General and administrative	17,922	16,255	36,980	35,322
(Gain) loss on sales of assets	(1,358)	(88)	(4,502)	18
Depreciation and amortization	1,957	2,688	4,228	5,660
Interest	4,568	5,694	10,699	11,654
Reorganization and restructuring, net	—	(375)	—	824

Total costs and operating expenses	87,597	73,566	164,332	144,144

Income from investments in joint ventures	1,057	593	2,178	1,407

Income before provision for income taxes	8,727	6,912	9,204	896

Provision for income taxes	1,057	1,728	837	2,392

Net income (loss)	$7,670	$5,184	$8,367	$(1,496)

Income (loss) per share:

Basic	$0.38	$0.26	$0.42	$(0.07)

Diluted	$0.33	$0.26	$0.40	$(0.07)

Weighted-average number of common shares outstanding:
Basic	20,000	20,000	20,000	20,000

Diluted	25,938	20,000	23,051	20,000

Sunterra Corporation and Subsidiaries

Consolidated Balance Sheets

As of June 30, 2004 and December 31, 2003

(amounts in thousands)

(Unaudited)

	6/30/2004	12/31/2003
ASSETS

Cash and cash equivalents	$22,570	$21,305
Cash in escrow and restricted cash	68,882	63,266
Mortgages and contracts receivable, net	230,292	182,822

Retained interests in mortgages and contracts receivable sold	19,862	19,637
Due from related parties, net	6,604	4,514
Other receivables, net	20,763	19,644
Prepaid expenses and other assets, net	51,524	37,660
Assets held for sale	—	11,953
Investments in joint ventures	22,438	20,702
Unsold Vacation Interests, net	128,098	136,599
Property and equipment, net	70,567	73,140
Goodwill	63,779	61,616
Intangible and other assets, net	1,017	1,195

Total assets	$706,396	$654,053

LIABILITIES AND STOCKHOLDERS’ EQUITY

Borrowings under line of credit agreements	$199,827	$245,725
Senior subordinated convertible notes	95,000	—
Accounts payable	6,892	7,056
Accrued liabilities	89,455	95,955
Income taxes payable	2,792	3,716
Deferred revenues	96,576	94,822
Notes payable	2,204	3,201

Total liabilities	492,746	450,475

STOCKHOLDERS’ EQUITY

Common stock	187	185
Additional paid-in capital	297,147	296,709
Accumulated deficit	(95,155)	(103,522)
Accumulated other comprehensive income	11,471	10,206

Total stockholders’ equity	213,650	203,578

Total liabilities and stockholders’ equity	$706,396	$654,053

Sunterra Corporation and Subsidiaries

Consolidated Statements of Cash Flows

(Amounts in thousands)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2004	2003	2004	2003
Operating activities:

Net income (loss)	$7,670	$5,184	$8,367	$(1,496)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	1,957	2,688	4,228	5,660
Provision for doubtful accounts and loan losses	2,847	1,196	5,433	1,978
Amortization of capitalized financing costs, deferred loan and contract origination costs and other	2,753	2,804	6,562	5,856
Income from investments in joint ventures	(1,057)	(593)	(2,178)	(1,407)
Gain on sales of assets	(1,358)	(159)	(4,502)	(53)
Loss on foreign currency	203	—	1,211	—
Deferred income taxes	—	(22)	—	(22)
Changes in retained interests in mortgages and contracts receivable sold	(15)	(420)	(225)	(751)
Changes in operating assets and liabilities:
Cash in escrow and restricted cash	5,696	4,465	(4,808)	(7,324)
Mortgages and contracts receivable	(3,651)	(1,343)	(11,242)	3,265
Due from related parties, net	2,346	(5,033)	(1,207)	(5,244)

Other receivables, net	5,912	304	(232)	(3,920)

Prepaid expenses and other assets, net	(5,085)	(3,264)	(7,034)	(3,863)

Unsold Vacation Interests, net	11,136	6,130	17,370	9,787

Accounts payable	(4,116)	771	(206)	(1,757)

Accrued liabilities	(18,170)	(5,065)	(8,592)	2,372

Income taxes payable	(150)	(630)	(991)	(2,388)

Deferred revenues	(5,401)	(3,001)	3,677	1,687

Net cash provided by operating activities	1,517	4,012	5,631	2,380

Investing activities:

Proceeds from sales of assets	14,223	71	14,223	270

Capital expenditures	(1,606)	(1,462)	(4,120)	(3,418)

Purchase of Epic mortgages and contracts receivable	—	—	(43,915)	—

Purchase of Thurnham Leisure Group	—	—	(3,835)	—

Purchase of U.S. government securities pledged	—	—	(10,426)	—

Change in intangible and other assets, net	(190)	(1,219)	(190)	(1,062)

Distributions from investments in joint ventures	(46)	790	442	11,419

Net cash provided by (used in) investing activities	12,381	(1,820)	(47,821)	7,209

Financing activities:

Borrowings under line of credit agreements	6,650	475	55,507	475

Proceeds from issuance of notes payable	568	5,091	572	5,091

Proceeds from issuance of senior subordinated convertible notes	—	—	95,000	—

Payments under line of credit agreements	(16,000)	(4,848)	(101,405)	(19,798)

Payment of debt issuance costs	(160)	—	(3,497)	—

Payments on notes payable	(466)	(2,974)	(1,569)	(3,365)

Net cash (used in) provided by financing activities	(9,408)	(2,256)	44,608	(17,597)

Effect of changes in exchange rates on cash and cash equivalents	(385)	24	(1,153)	473

Net increase (decrease) in cash and cash equivalents	4,105	(40)	1,265	(7,535)

Cash and cash equivalents, beginning of period	18,465	15,465	21,305	22,960

Cash and cash equivalents, end of period	$22,570	$15,425	$22,570	$15,425

Sunterra Corporation and Subsidiaries

Reconciliation of Net Income (Loss) to Adjusted Net Income (Loss) and Adjusted EBITDA

(amounts in thousands)

(Unaudited)

	Three Months Ended June 30,
	2004	2003
Net income	$7,670	$5,184
Gain on sales of assets	(1,358)	(88)

ADJUSTED NET INCOME	6,312	5,096

Interest expense, including amortization of deferred financing fees	4,568	5,694
Provision for income taxes	1,057	1,728
Depreciation and amortization	1,957	2,688
Amortization of capitalized loan origination costs and portfolio premium	958	586

EBITDA	14,852	15,792

Reorganization and restructuring expenses, net	—	(375)
Loss on foreign currency	203	—

ADJUSTED EBITDA	$15,055	$15,417

	Six Months Ended June 30,

	2004	2003
Net income (loss)	$8,367	$(1,496)
(Gain) loss on sales of assets	(4,502)	18

ADJUSTED NET INCOME (LOSS)	3,865	(1,478)

Interest expense, including amortization of deferred financing fees	10,699	11,654
Provision for income taxes	837	2,392
Depreciation and amortization	4,228	5,660
Amortization of capitalized loan origination costs and portfolio premium	1,938	1,406

EBITDA	21,567	19,634

Reorganization and restructuring expenses, net	—	824
Loss on foreign currency	1,211	—

ADJUSTED EBITDA	$22,778	$20,458